UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ _ ]

Check the appropriate box:

[ _ ] Preliminary Proxy Statement

[ _ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[ _ ] Definitive Additional Materials

[ _ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

MINRAD INTERNATIONAL, INC.
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(Name of registrant as specified in its charter)

N/A
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(Name of person(s) filing proxy statement, if other than the registrant)

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______________________________________________________________

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MINRAD INTERNATIONAL, INC.

847 Main Street

Buffalo, New York 14203

(716) 855-1068

________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of the Stockholders of Minrad International, Inc. (the "Company") will be held at The Mansion, 414 Delaware Avenue, Buffalo, New York 14202 at 4:00 p.m. local time on Thursday, April 21, 2005, for the following purposes:

1.	To elect seven (7) directors to hold office for a term of one year and until their successors are elected and qualified;

2.	To approve the adoption of our 2005 Director Compensation Plan;

3.	To approve the reincorporation of the Company from the State of Nevada to the State of Delaware.

4.	To ratify the appointment of Freed, Maxick & Battaglia, CPAs, PC as the Company's independent auditor for 2005; and

5.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 15, 2005 as the record date for determination of stockholders who are entitled to notice of , and to vote at, the meeting any adjournments thereof.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend in person, you are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured. Any stockholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attending the meeting and voting in person.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

By Order of the Board of Directors

William H. Burns, Jr.
Buffalo, New York	William H. Burns, Jr.
April 8, 2005	President and Chief Executive Officer

MINRAD INTERNATIONAL, INC.

847 Main Street

Buffalo, New York 14203

(716) 855-1068

______________________

PROXY STATEMENT
______________________

Solicitation of Proxies

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Minrad International, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at The Mansion, 414 Delaware Avenue, Buffalo, New York 14202 on Thursday, April 21, 2005, at 4:00 p.m. local time and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, facsimile, e-mail, or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxies

        All proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

Record Date and Voting

        The close of business on March 15, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 28,340,867 shares of common stock, par value $.01 per share.

        Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting process. Stockholders are not permitted to cumulate votes.

        Stockholders may revoke any proxy before it is voted by attendance at the meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to the Secretary of the Company.

        The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder's directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

Mailing of Proxy Statement and Proxy Card

        Our Annual Report for 2004 on Form 10-KSB is enclosed for your convenience but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies.

        Our principal executive offices are located at 847 Main Street, Buffalo, New York 14203. This Proxy Statement and the accompanying Proxy Card is first being mailed to stockholders on or about April 8, 2005.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL No. 1     Election Of Directors

        In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than one nor more than ten members, with the exact number to be determined by the Board of Directors. At each annual meeting of stockholders of the Company, directors are elected for a term of one year and until their successors are elected or appointed. Our Bylaws provide for the election of directors at the annual meeting of the stockholders of the Company. The Board of Directors proposes the election of the seven nominees named below.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected a director.

        The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

•	William H. Burns, Jr.

•	David DiGiacinto

•	David Donaldson

•	Donald F. Farley

•	Duane Hopper

•	Robert Lifeso

•	John Rousseau

        If elected, the nominees are expected to serve for a term of one year and until their successors are elected or appointed.

Information With Respect to each Nominee and Executive Officers

        The following table identifies our directors and executive officers as of March 15, 2005.

Name	Age	Position
William H. Burns, Jr.	55	Chairman of the Board, President and Chief Executive Officer
David DiGiacinto (1)	50	Director
David Donaldson (2)	60	Director
Donald Farley (3)	62	Director
Duane Hopper (1) (2)	58	Director
Robert Lifeso (2) (3)	60	Director
John Rousseau (2) (3)	61	Director
William L. Bednarski	50	Executive Vice President and Chief Operating Officer
John McNeirney	72	Senior Vice President and Chief Technology Officer
Kirk Kamsler	54	Senior Vice President of Commercial Development
Richard Tamulski	57	Vice President of Finance

(1) Compensation Committee member
(2) Audit Committee member
(3) Corporate Governance Committee member

        William H. Burns, Jr. has served as Chairman and Chief Executive Officer of Minrad since its inception in 1994. Prior to founding Minrad, Mr. Burns was President and Chief Executive Officer of Matrx Medical from 1988 to 1994. Prior to that, he spent 13 years with the BOC Group in progressive management positions including Vice President of Marketing of Anaquest, the developers of inhalation technology. He is a two-time recipient of the Industry/University Technology Discovery Award. He earned a BBA at St. Norbert College and an MBA at Marquette University.

        David DiGiacinto has served as a director of Minrad since 2002. Mr. DiGiacinto joined Spencer Trask Specialty Group LLC in 2000 and is currently a Senior Managing Director. Before joining Spencer Trask he spent 18 years at Pfizer, Inc. and six years as a captain in the U.S. Air Force. Mr. DiGiacinto also currently serves on the Board of Directors of three other companies, each of which is privately-held. He is a graduate of the United States Military Academy at West Point.

        David Donaldson has served as a director of Minrad since 2004. Since 1970, Dr. Donaldson has served as a professor of Dentistry at the University of British Columbia, Canada, where he is currently the head of the Department of Oral Biological and Medical Sciences. He has chaired two other departments since 1970, including Oral Maxillo Facial Surgery and Oral Surgical and Medical Science. Dr. Donaldson previously held the position of Director of Pain and Anxiety control in the Faculty of Dentistry, an area in which he is considered an expert and in which he has published extensively. He received his BDS at St. Andrews University, Scotland in 1965. Dr. Donaldson completed his Fellowship in Dental Surgery through the Royal College of Surgeons, Edinburgh, Scotland in 1969 and received his Masters degree in Prosthodontics from Dundee University in 1971.

        Donald Farley has served as a director of Minrad since 2002. For more than five years, Mr. Farley has served as Chief Executive Officer of SpencerTrask Ventures, an affiliate of Spencer Trask Specialty Group LLC. Prior to joining Spencer Trask, Mr. Farley held numerous positions at Pfizer, Inc. over a thirty-year period, culminating in his position as President of the Consumer Health Care Group. Mr. Farley currently serves on the Board of Directors of other companies, including Westgate Biologics located in Ireland. He holds a BS in Chemical Engineering from the University of Rhode Island and a MBA from the University of Hartford.

        Duane Hopper, has served as a director of Minrad since 2004. Since 1998, Mr. Hopper has been a private consultant in the medical device industry. He was President, Chief Executive Officer and Chief Operating Officer of Graphic Controls Corporation from 1992 until 1998, when it was acquired by Tyco International, Inc. Prior to that time period, he was Vice President and General Manager of the Medical Products Division of Graphic Controls Corporation from 1988 until 1992.  He served in executive positions with other medical products companies during the 1970s and 1980s including, Air Products and Chemicals, Inc., Zimmer, Inc., Surgilase, Inc., and Ohmeda, Inc. He earned a Masters in Management Degree from the Kellogg Graduate School of Management at Northwestern University in 1974 and Bachelor's Degree in Biology from the University of Virginia in 1968.  He served as an officer in the U.S. Air Force from 1968 until 1972, including one year as a combat aircrew member in Southeast Asia.

        Robert Lifeso, MD, is a co-founder of Minrad and has served as a director of the company since 1994. For more than five years, he has served as the Director of the Spine Center at Erie County Medical Center in Buffalo, New York. Previously, Dr. Lifeso served as Chief of Orthopedic Surgery at the Veterans Hospital in Buffalo as well as the King Faisal Hospital in Saudi Arabia. He received his FRCSC and MD from the University of Toronto and has published over 60 peer-reviewed articles.

        John Rousseau has served as a director of Minrad since 2002 and is a Managing General Partner of New England Partners Capital, LLC. Prior to co-founding New England Partners in 1995, Mr. Rousseau held senior management positions with Homart Development (Sears), Spaulding & Slye and Associated Project Control. Prior to holding these positions, Mr. Rousseau practiced law for 15 years and was a senior partner at the law firm of Hale and Dorr in Boston, Massachusetts. He has a BA from Amherst College and an LLB from Columbia University.

        William L. Bednarski became our Executive Vice President and Chief Operating Officer on February 16, 2005. Prior to joining us, Mr. Bednarski worked for Nellcor, Inc., a manufacturer of oximetry and critical care products and related medical monitoring that is a division of Tyco International, Inc., since 1993, most recently as its Vice President of OEM and Licensing Technology, since 2001. From 1989 to 1993, Mr. Bednarski was Director of Business Development at the Ohmeda Monitoring Group of BOC, Inc. Prior to entering the medical device industry, Mr. Bednarski spent nine years in financial management positions beginning as a Financial Analyst at Ford Motor Company and serving as Controller of a division of Otis Elevator Corporation and of Alpha Wire Corporation. Mr. Bednarski has a BA from Harvard University and has an MBA in Finance from the Wharton School of Business at the University of Pennsylvania.

        John McNeirney has served as the Senior Vice President and Chief Technology Officer of Minrad since he joined the company in August 1996. Prior to joining Minrad, Mr. McNeirney served in various senior executive positions in health care with the BOC Group from 1983 to 1992, Richardson-Vick from 1975 to 1983, and The Upjohn Company from 1964 to 1972. Mr. McNeirney has authored 56 U.S. patents and holds a BS in Chemical Engineering and an MS in Microbiology from Carnegie Mellon University.

        Kirk Kamsler has served as Senior Vice President of Commercial Development of Minrad since June 1, 2004 and has served in various other sales and marketing positions since he joined Minrad in October 1999. From 1996 to 1999, Mr. Kamsler served as the Vice President of Sales and Marketing of Cardiac Controls. He also has held senior marketing and sales positions with Marquette Electronics from 1989 to 1996, Matrx Medical from 1985 to 1989, and Davis & Geck from 1981 to 1984. Mr. Kamsler is a graduate of St. Lawrence University.

        Richard Tamulski has served as Minrad's Vice President of Finance since April 7, 2004 and served as Controller from April 2003 through April 2004. Mr. Tamulski was President, Chief Executive Officer and Chief Operating Officer of Brand Names, a catalog and showroom retailer, from 1996 to 2002. Prior to that, Mr. Tamulski served as the Vice President of Finance of Brand Names from 1989 to 1995. He has 25 years of experience in finance beginning with a predecessor of KPMG LLP. He is a graduate of St. Bonaventure University and holds an MBA from the University of Rochester.

        If a quorum is present at the meeting, the seven nominees for director who receive the largest number of votes in favor of their election will be elected.

The Board of Directors Unanimously Recommends That Stockholders Vote FOR the Election of All of the Nominees.

PROPOSAL No. 2     Approval of Adoption of 2005 Director Compensation Plan

        On February 16, 2005, the Compensation Committee of our Board of Directors approved the adoption of our 2005 Director Compensation Plan (the "Director Plan"). The Director Plan will become effective upon its approval by the shareholders of the Company at the Annual Meeting.

        The Director Plan provides for the compensation of non employee directors of the Company ("Outside Directors"). The purpose of the Director Plan is to compensate Outside Directors for serving on the Company's Board of Directors. Under the terms of the Director Plan, commencing after the Annual Meeting each Outside Director will be paid fees of $1,000 for attendance at each meeting of the Board of Directors, and $500 for attendance at each committee meeting of the Board to which the Outside Director is assigned, except that not more than $1,500 in fees will be paid to a director for attendance at committee meetings in any one quarter. The fees will be paid 50% in cash and 50% in shares of the Company's common stock authorized under the Director Plan.

        Outside Director fees will be paid as soon as possible after the end of each calendar quarter. The number of shares to payable to each Outside Director will be determined by dividing 50% of the aggregate fees payable to the director by the fair market value of the Company's shares at the end of the quarter. The fair market value of shares will be based upon:

•	if the shares are then traded in the over-the-counter market, the average of the reported closing bid and asked prices for the Company's common stock on the last date in the calendar quarter for which such prices are available;

•	if the shares are then listed or admitted to trading on a national securities exchange or reported on the NASDAQ, the closing price of the Company's common stock on the exchange or the NASDAQ as of the last trading day on which the Shares were sold or reported for that calendar quarter; or

•	if the shares are not then traded in the over-the-counter market or listed or admitted to trading on a national securities exchange or reported on the NASDAQ, the fair market value as of the last day of the calendar quarter as determined by the Board of Directors in good faith.

        The aggregate number of shares of common stock authorized for issuance under the Director Plan is 50,000. Participants in the Director Plan will have none of the rights of shareholders with respect to shares earned under the Director Plan until the shares are actually issued. If the re-incorporation of the Company in Delaware through a merger with a wholly owned subsidiary is effected, then the Director Plan will continue in effect for the surviving corporation under the same terms.

        The Board of Directors may at any time amend, suspend or terminate the Director Plan, except that the Board may not authorize any increase in the amount of Shares under the Plan or the amount of Shares payable to individual Outside Directors under the Plan without the approval of shareholders.

Certain Federal Tax Consequences Relating to the Director Plan

        The following summary of the federal income tax consequences of Director Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete and does not discuss state, local or non-U.S. tax consequences.

        The payment of all fees under the Director Plan, whether in cash or stock, will subject the recipient to ordinary compensation income on the amount paid. This income will be subject to withholding for federal income and employment tax purposes. The Company will be entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We will not receive a tax deduction for any such gain.

New Plan Benefits

        Under the Director Plan, an aggregate of up to 50,000 shares will issued to Outside Directors under the terms of the Plan. The shares will have a value equivalent to 50% of the fees payable to Outside Directors The following table shows the estimated number of shares to issued under the 2005 Director Plan. No common stock will be issued to executive officers under the Director Plan. In the event the Director Plan is not approved by our stockholders, the awards set forth below will not be issued under the Director Plan.

2005 Director Compensation Plan

Name and Position	Dollar Value ($)	Number of Shares

All Executive Officers of the Company as a Group	N/A	-0-
Non-Executive Director Group	(1)	50,000
Non-Executive Officer Employee Group	N/A	-0-

(1)	The dollar value of shares issued will be equal to 50% of the aggregate fees paid to Outside Directors under the terms of the Director Plan for service on the Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

        As of December 31, 2004, the Company's only equity compensation plan was its 2004 Stock Option Plan, which was previously approved by stockholders. The following table provides information about the plan as of that date.

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category
Equity compensation plans approved by security holders .............................................................	2,360,917	$1.50	4,794,583

(1)	Reflects shares issuable upon exercise of options issued and issuable under the Company's 2004 Stock Option Plan.

        If a quorum is present at the meeting, approval adoption of the 2005 Directors Compensation Plan requires the favorable vote of a majority of the votes cast on the proposal.

        The Board of Directors has unanimously approved and recommends that the stockholders approve the 2005 Director Compensation Plan.

        The Board Of Directors Unanimously Recommends a Vote "FOR" Proposal 2.

PROPOSAL No. 3	Approval of the Reincorporation of Minrad International, Inc.From the State of Nevada to the State of Delaware

        The Board of Directors has unanimously approved the reincorporation of Minrad International, Inc., from the State of Nevada to the State of Delaware (the "Reincorporation"). The Board of Directors believes that the Reincorporation will benefit the Company and our stockholders. To maintain clarity in discussing the Reincorporation, the Company before the merger is sometimes referred to as "Minrad -Nevada" and the Company after the merger is sometimes referred to as "Minrad-Delaware".

        Our corporate affairs are presently governed by the corporate law of Nevada, Minrad-Nevada's State of incorporation, the Minrad-Nevada Articles of Incorporation and the Minrad-Nevada Bylaws. These documents are included as exhibits to our filings with the Securities and Exchange Commission and are available for inspection during regular business hours at the principal executive offices of the Company. Copies will be sent to stockholders upon request. If the Reincorporation is approved by the stockholders and the merger effected, we will be governed by Delaware law and the Certificate of Incorporation and Bylaws of Minrad-Delaware. A discussion of the material similarities and differences in the rights of our stockholders before and after the merger appears below.

        We believe that the reincorporation will give us a greater measure of flexibility and simplicity in corporate governance than is available under Nevada law and will increase the marketability of our securities. The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by Minrad-Nevada. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to Minrad-Nevada's corporate legal affairs. For these reasons, the Board of Directors believes that Minrad-Nevada's business and affairs can be conducted to better advantage if Minrad-Nevada is able to operate under Delaware law. See "Certain Significant Differences between the Corporation Laws of Nevada and Delaware".

        We will pay all of the costs of the Reincorporation, including printing and distributing this Proxy Statement and legal and accounting services.

Principal Features of the Reincorporation

        The Reincorporation will be effected by the merger of Minrad-Nevada with and into Minrad-Delaware, currently a wholly-owned subsidiary of Minrad-Nevada. Minrad-Delaware is incorporated under the Delaware General Corporation Law for the sole purpose of effecting the Reincorporation. The Reincorporation will become effective upon the filing of the requisite merger documents in Delaware and Nevada, which filings will occur after stockholder approval is obtained. If, as described in the Plan and Agreement of Merger (the "Merger Agreement"), the Board of Directors determines that circumstances have arisen that make it inadvisable to proceed with the Reincorporation under the original terms of the Merger Agreement, the merger (and thus the proposed Reincorporation) may be abandoned or the Merger Agreement may be amended by the Board of Directors either before or after stockholder approval has been obtained (except that the principal terms may not be amended without obtaining further stockholder approval). The discussion below is qualified in its entirety by reference to the Plan and Agreement of Merger, the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are attached to this Proxy Statement as Appendices C, D and E, respectively, and by the applicable provisions of Nevada law and Delaware law.

        On the effective date, (i) each outstanding share of Minrad-Nevada common stock will be converted into one share of Minrad-Delaware common stock, and (ii) each outstanding share of Minrad-Nevada common stock held by Minrad-Nevada will be retired and canceled and will resume the status of authorized and unissued the Minrad-Delaware stock. Following the Reincorporation, previously outstanding Minrad-Nevada stock certificates may be delivered in effecting sales through a broker, or otherwise, of shares of Minrad-Delaware stock. It will not be necessary for you to exchange your existing stock certificates for stock certificates of Minrad-Delaware, and if you do so, it will be at your own cost.

        The proposed Reincorporation will not effect any change in our business or management and will not change the name or the location of our principal executive offices. At the effective time of the Reincorporation, the same individuals who serve as the directors and officers of Minrad-Nevada will become the officers and directors of Minrad-Delaware. All employee benefit and stock option plans of Minrad-Nevada will become Minrad-Delaware plans, and each option or right issued by such plans will automatically be converted into an option or right to purchase the same number of shares of Minrad-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions. Stockholders should note that approval of the Reincorporation will also constitute approval of these plans continuing as plans of Minrad-Delaware. Other employee benefit arrangements of Minrad-Nevada will also be continued by Minrad-Delaware upon the terms and subject to the conditions currently in effect. We believe that the Reincorporation will not affect any of our material contracts with any third parties and that Minrad-Nevada's rights and obligations under such material contractual arrangements will continue as rights and obligations of Minrad-Delaware.

        The Reincorporation will not cause a change in Minrad-Nevada's name. Our name will remain "Minrad International, Inc."

        Other than receipt of stockholder approval, no federal or state regulatory requirements must be complied with and no approvals must be obtained in order to consummate the Reincorporation.

Voting Agreement Relating to Reincorporation

        In connection with the merger of Minrad Inc. into a subsidiary of the Company on December 16, 2004, at the request of Minrad certain of the principal shareholders of the Company entered into a voting agreement with the Company, which provides that they will vote their shares of the Company's common stock as a block in favor of any proposal made or approved by the Board of Directors of the Company after the merger to reincorporate the Company in Delaware. The voting agreement, which was entered into as of December 14, 2004, was signed by Laird Cagan, Eric McAfee, International Capital Advisory Inc., Tobin Family Trust, and Cagan McAfee Capital Partners, LLC (collectively, the "Voting Group"). As of March 15, 2005, the Voting Group beneficially owned an aggregate of 4,463,427 shares or approximately 15.7% of the Company's outstanding common stock. The voting agreement does not relate to voting on any other matter.

Securities Act Consequences

        The shares of Minrad-Delaware common stock to be issued in exchange for shares of Minrad-Nevada common stock are not being registered under the Securities Act of 1933, as amended (the "1933 Act"). In that regard, Minrad-Delaware is relying on Rule 145(a)(2) under the 1933 Act (the "Rule"), which provides that a merger which has "as its sole purpose" a change in the domicile of a corporation and does not involve the sale of securities for purposes of the 1933 Act, and on interpretations of the Rule by the Securities and Exchange Commission (the "Commission"), which indicate that the making of certain changes in the surviving corporation's charter documents that could otherwise be made only with the approval of the stockholders of either corporation does not render Rule 145(a)(2) inapplicable.

        After the Reincorporation, Minrad-Delaware will be a publicly held company, Minrad-Delaware common stock will continue to be qualified for trading on the NASDAQ Bulletin Board for Over-the-Counter traded securities, and Minrad-Delaware will file periodic reports and other documents with the Commission and provide to its stockholders the same types of information that the Company has previously filed and provided.

        Stockholders whose common stock is freely tradable before the Reincorporation will have freely tradable shares of Minrad-Delaware common stock. Stockholders holding restricted common stock will have shares of Minrad-Delaware common stock that are subject to the same restrictions on transfer as those to which their present shares of common stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of Minrad-Delaware common stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, stockholders will be deemed to have acquired their shares of Minrad-Delaware common stock on the date they acquired their shares of Minrad-Nevada common stock. In summary, Minrad-Delaware and its stockholders will be in the same respective positions under the federal securities laws after the Reincorporation as they were before the Reincorporation.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax consequences of the Reincorporation that are applicable to you as a Company stockholder. It is based on the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this Proxy Statement and all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Reincorporation. Your tax treatment may vary depending upon your particular situation. You also may be subject to special rules not discussed below if you are a certain kind of Company stockholder, including, but not limited to: an insurance company; a tax-exempt organization; a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Company shares as part of a hedge, straddle or conversion transaction; a person that does not hold Company shares as a capital asset at the time of the Reincorporation; or an entity taxable as a partnership for U.S. federal income tax purposes.

        The Company will not request an advance ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Reincorporation or any related transaction. The Internal Revenue Service could adopt positions contrary to those discussed below and such positions could be sustained. You are urged to consult with your own tax advisors and financial planners as to the particular tax consequences of the Reincorporation to you, including the applicability and effect of any state, local or foreign laws, and the effect of possible changes in applicable tax laws.

        It is intended that the Reincorporation qualify as a "reorganization" under Section 368(a) of the Code. As a "reorganization," it is expected that the Reincorporation will have the following U.S. federal income tax consequences:

•	Neither Minrad-Nevada nor Minrad-Delaware will recognize any gain or loss;

•	A Minrad-Nevada stockholder will not recognize any gain or loss as a result of the receipt of Minrad-Delaware shares in exchange for such stockholder's Minrad-Nevada shares in the Reincorporation;

•	A Minrad-Nevada stockholder's aggregate tax basis in the Minrad-Delaware shares received in the Reincorporation will equal such stockholder's aggregate tax basis in the Minrad-Nevada shares held immediately before the Reincorporation; and

•	A Minrad-Nevada stockholder's holding period for Minrad-Delaware shares received in the Reincorporation will include the period during which such stockholder held Minrad-Nevada shares.

Certain Significant Differences Between the Corporation Laws of Nevada and Delaware

        Minrad-Nevada is incorporated under the laws of the State of Nevada and Minrad-Delaware is incorporated under the laws of the State of Delaware. On consummation of the merger, the stockholders of Minrad-Nevada, whose rights currently are governed by Nevada law and the Minrad-Nevada Articles and Minrad-Nevada Bylaws, which were created pursuant to Nevada law, will become stockholders of a Delaware company, Minrad-Delaware, and their rights as stockholders will then be governed by Delaware law and a Delaware Certificate and Delaware Bylaws which will be created under Delaware law.

        Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. The most significant differences, in the judgment of the management of Minrad-Nevada, are summarized below. This summary is not intended to be complete, and stockholders should refer to the General Corporation Law of the State of Delaware ("Delaware Law") and the Nevada Business Corporation Act ("Nevada Law") to understand how these laws apply to Minrad-Nevada and Minrad-Delaware.

        Annual Meetings. Under Delaware Law, if the annual meeting for the election of directors is not held on the designated date, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. Under Nevada Law, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

        Special Meetings Of Stockholders. Delaware Law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Under Nevada Law, the entire board of directors, any two directors or the president may call special meetings of the Stockholders unless otherwise provided in the articles of incorporation or the bylaws.

        Adjournment Of Stockholder Meetings. Under Delaware Law, if a meeting of stockholders is adjourned and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Under Nevada Law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

        Duration Of Proxies. Under Delaware Law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada Law, a proxy is effective only for a period of six months, unless the stockholder specified in it the length of time for which it is to continue in force, which duration may not exceed seven years.

        Stockholder Vote for Mergers and Other Corporation Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware Law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada Law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

        Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors. A Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation. Nevada Law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed.

        Actions By Written Consent Of Stockholders. Delaware Law and Nevada Law each provide that, unless the certificate/articles of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Delaware Law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

        Amendment To Certificate of Incorporation/Articles of Incorporation. In general, both Delaware Law and Nevada Law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's certificate/articles of incorporation. Both Delaware Law and Nevada Law also provide that in addition to the vote above, the vote of a majority of the outstanding shares of a class may be required to amend the certificate of incorporation or articles of incorporation if that class will be adversely affected by the amendment. In Nevada, an amendment to the articles of incorporation will not have to be approved by the majority of outstanding shares of a class if the articles of incorporation deny that class the right to vote on such an amendment. Neither State requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Delaware Law permits the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by vote of the majority of stockholders of a corporation if provided for the certificate of incorporation, any amendment to certificate of incorporation creating such class of stock or adopted before such class of stock was created, or a resolution adopted by the majority of outstanding shares of that class. In general, unless otherwise provided in the articles of incorporation, Nevada law allows the number of authorized shares of any class of stock may be increased or decreased by the board of directors. If a change in the number of authorized shares of such class of stock would adversely affect the rights of the holders of the outstanding shares of stock of such class, then a vote of the majority of the outstanding shares of that class may be required.

        Amendments to Bylaws. Under Delaware Law, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon. A corporation may, in its certificate of incorporation, confer this power upon the directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power. Nevada Law provides that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Further, although not part of Nevada Law, an opinion of the Nevada Attorney General also provides that directors may adopt bylaws for a corporation if the stockholders do not. Stockholders nevertheless retain the right to adopt bylaws superseding those adopted by the board of directors.

        Stockholders' Rights to Examine Books and Records. Delaware Law provides that any stockholder of record may, in a written demand made under oath, demand to examine a corporation's books and records for a proper purpose reasonably related to such person's interest as a stockholder. If management of the corporation refuses, the stockholder can compel an examination by court order. Nevada Law permits any person who has been a stockholder of record for at least six months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders' list, articles or bylaws, if the stockholder gives at least five business days' prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose or object other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders' lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation's outstanding shares the right, upon at least five days' written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement. The corporation may deny access to the books of account and financial records of the corporation if the stockholder refuses to furnish an affidavit that the inspection is related to his interest in the corporation as a stockholder.

        Classified Board of Directors. Both Delaware Law and Nevada Law permit a corporation to classify its board of directors. In Delaware, after initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. In Nevada, at least one-fourth in number of the directors must be elected each year.

        Removal of Directors. Under the Delaware Law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors. With respect to removal of directors, under the Nevada Law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation's issued and outstanding stock. However, the articles of incorporation may require a vote by the holders of more than two-thirds of voting stock of a corporation's issued and outstanding stock to remove one or more directors from office. Nevada does not distinguish between removal of directors with and without cause.

        Restriction of Maximum Number of Directors. Delaware Law requires that the board of directors of a corporation consist of one or more members and that the number of directors be set by the corporation's bylaws, unless it is set by the corporation's certificate of incorporation. Nevada law provides that the board of directors of a corporation must consist of one or more members and that the number of directors be set by the corporation's articles of incorporation or bylaws.

        Vacancies. Under Delaware Law, subject to the rights, if any, of any class or series of stock to elect directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. If at the time the vacancy is filled, the directors then in office constitute less than a majority of the whole board, a holder of 10% of the voting stock of the corporation may petition a court to order an election of the board of directors. Similarly, Nevada Law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise.

        Indemnification of Officers and Directors and Advancement of Expenses. Delaware and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada Law do differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware Law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses. Under Nevada Law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, a Nevada corporation may have no discretion to decide whether or not to advance expenses to directors or officers.

        Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. Nevada Law provides that, unless the articles of incorporation provide for greater personal liability, officers and directors will not be personally liable to the corporation or its stockholders or creditors for their acts or omissions unless they breach their fiduciary duties in a manner that involves intentional misconduct, fraud or a knowing violation of law. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors.

        Fiduciary Duties of Directors. Both Delaware and Nevada Law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve and the stockholders of those corporations.

        Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation. A director of a Nevada business corporation must perform his or her duties as a director in good faith and with a view to the interests of the corporation.

        A director of a Delaware corporation, in performing his or her duties, is protected in relying, in good faith, upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, by a committee of the board of directors or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence. Such other person must also have been selected with reasonable care by or on behalf of the corporation. In performing his or her duties, a director of a Nevada business corporation is entitled to rely, in good faith, on information, opinions, reports, books of account or statements (including financial statements and other financial data) prepared or presented by any of the corporation's directors, officers or employees so long as the director reasonably believes such persons to be reliable and competent in such matters; counsel, public accountants, financial advisors, valuation advisors, investment bankers or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and a duly designated committee of the board which the director reasonably believes merits confidence and upon which the director does not serve, but only as to matters within the committee's designated authority. A director of a Nevada corporation is not considered to be acting in good faith if the director has knowledge concerning the matter in question which would cause such reliance to be unwarranted.

        Delaware Law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging their duties, to consider the interests of any constituencies other than the corporation or its stockholders. Nevada Law, on the other hand, provides that in discharging their duties, directors and officers may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

        Under Delaware Law, directors of a Delaware corporation are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interest of the corporation. This presumption may be overcome, if a preponderance of the evidence shows that the directors' decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office. Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements: the board must demonstrate some basis for concluding that a proper corporate purpose is served by implementation of any defensive measure and that measure must be reasonable in relation to the perceived threat posed by the change in control. Under Nevada Law, unless there is a breach of fiduciary duty and a lack of good faith, any act of the board of directors, any committee of the board or any individual director is presumed to be in the corporation's best interest. Nevada Law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation, if such action impedes the exercise of the stockholders' right to vote for or remove directors.

        Anti-Takeover Laws. Section 203 of the Delaware General Corporation Law contains certain "anti-takeover" provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its certificate of incorporation or bylaws. Section 203 prohibits a corporation from engaging in any "business combination" with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation or sale of substantially all of a corporation's assets. The three-year waiting period does not apply, however, if any of the following conditions are met:

•	the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained such ownership;

•	after the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•	at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

        In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation's stock if it was as a result of action taken solely by the corporation.

        Nevada Law contains certain "anti-takeover" provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its articles of incorporation or bylaws. Nevada Law prohibits a corporation from engaging in any "business combination" with any person that owns 10% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets. The three-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.

        Furthermore, a corporation may not engage in any business combination with an interested stockholder after the expiration of three years from the date that such stockholder obtained such ownership unless the combination meets all of the requirements of the corporation's articles of incorporation, and:

•	is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination at a meeting called for that purpose no earlier than three years after the interested stockholder's date of acquiring shares; or

•	the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfy certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

        In addition, the Nevada Law suspends the voting rights of the "control shares" of a stockholder that acquires 20% or more of a corporation's shares entitled to be voted in an election of directors. The voting rights of the control shares generally remain suspended until such time as the "disinterested" stockholders of the company vote to restore the voting power of the acquiring stockholder.

        If full voting rights are accorded to the shares held by the acquiring person and the acquiring person has acquired shares amounting to or greater than a majority of all voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of granting voting power to the shares held by the acquiring person may demand payment for the fair value of such stockholder's shares. Within 10 days of the vote according the shares of the acquiring person voting rights, the corporation is required to notify any stockholders who did not vote in favor of such action and who delivered a written notice to the corporation prior to the meeting that he or she intended to exercise his or her dissenter's rights if the voting rights of the control shares were restored, of his or her right to demand payment for their shares. The notice must set a date by which the corporation must receive demand for payment, which may not be less than 30 days or more than 60 days after the notice was delivered. The corporation must comply within 30 days.

        Consideration for Stock. Under Delaware Law, a corporation must receive as consideration for its stock cash, real or personal property, leases of real property or past services, or a combination of the foregoing, in an amount not less than the par value of the shares being issued. The balance of the purchase price, if any, may be paid in such consideration or in the form of a binding obligation of the subscriber. Under Nevada Law, a corporation may accept as consideration for its stock any amount of tangible or intangible property authorized by the board of directors, including but not limited to cash, promissory notes, services performed, contracts for services to be performed or other securities of a corporation.

        Dividends. Delaware Law is more restrictive than Nevada Law with respect to when dividends may be paid. Under Delaware Law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware Law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. Nevada Law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Effect of the Reincorporation

        The Reincorporation will not have any effect on the transferability of outstanding stock certificates. The Reincorporation will be reflected by our transfer agent in book-entry. For those stockholders that hold physical certificates, please do not destroy or send us your stock certificates, as those stock certificates should be carefully preserved by you.

        If a quorum is present at the Annual Meeting, approval of the Reincorporation requires the affirmative vote of a majority of the outstanding common stock of the Company. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum, but will not be counted as having been voted on the proposal.

        Differences in Franchise Taxes. Nevada requires all corporations doing business in Nevada, regardless of capitalization, to pay an annual flat fee of $100 to obtain a business license. After the merger contemplated by the Reincorporation is accomplished, we will pay annual franchise taxes to Delaware. The Delaware franchise tax is based on a formula involving the number of authorized shares or the asset value of the corporation, whichever would impose a lesser tax. The Delaware franchise tax imposed on Minrad-Delaware will be calculated under the "assumed par value capital method". Under this method, generally, the franchise tax is a corporation's assumed par value divided by 1,000,000 and then multiplied by $250. The assumed par value is generally determined by dividing a corporation's total gross assets by its total issued shares, and then multiplying by the number of authorized shares. For fiscal 2005, we will pay a pro rata share of Delaware franchise taxes if the Reincorporation is approved, based upon the date upon which the merger is completed.

Dissenters' Rights of Appraisal

        Under Nevada Law, a stockholder is entitled to dissent form and obtain cash payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares.

        You do have the right to dissent from the Reincorporation and obtain cash payment for the "fair value" of your shares, as determined in accordance with the Nevada Revised Statutes ("NRS"), the current codified laws of the State of Nevada. Below is a description of the steps you must take if you wish to exercise dissenters' rights with respect to the Reincorporation under NRS Sections 92A.300 to 92A.500, the Nevada dissenters' rights statute. The text of the statute is set forth in Appendix F. This description is not intended to be complete. If you are considering exercising your dissenters' rights with respect to the Reincorporation, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters' rights. Failure to take any one of the required steps may result in termination of your dissenters' rights under Nevada Law. If you are considering dissenting, you should consult with your own legal advisor.

        To exercise your right to dissent, you must:

•	before the effective date of the Reincorporation, deliver written notice to Minrad International, Inc., 847 Main Street, Buffalo, New York 14203, Attention: Investor Relations, stating that you intend to demand payment for your shares if the Reincorporation is completed; and

•	not vote your shares in favor of the Reincorporation, either by proxy or in person.

        Failure to vote against the Reincorporation will not constitute a waiver of dissenters' rights. A vote against is not deemed to satisfy the written notice requirement.

        If you satisfy those conditions, we will send you a written dissenter's notice within 10 days after the Reincorporation is effective. This dissenter's notice will:

•	specify where you should send your payment demand and where and when you must deposit your stock certificates, if any;

•	inform holders of uncertificated shares to what extent the transfer of their shares will be restricted after their payment demand is received;

•	supply a form of payment demand that includes the date the Reincorporation was first publicly announced and the date by which you must have acquired beneficial ownership of your shares in order to dissent;

•	set a date by when we must receive the payment demand, which may not be less than 30 or more than 60 days after the date the dissenters' notice is delivered; and

•	provide you a copy of Nevada's dissenters' rights statute.

        After you have received a dissenter's notice, if you still wish to exercise your dissenters' rights, you must:

•	demand payment either through the delivery of the payment demand form to be provided or other comparable means;

•	certify whether you have acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

•	deposit your certificates, if any, in accordance with the terms of the dissenter's notice.

        Failure to demand payment in the proper form or deposit your certificates as described in the dissenter's notice will terminate your right to receive payment for your shares pursuant to Nevada's dissenters' rights statute. Your rights as a stockholder will continue until those rights are canceled or modified by the completion of the reincorporation.

        Within 30 days after receiving your properly executed payment demand, we will pay you what we determine to be the fair value of your shares, plus accrued interest (computed from the effective date of the Reincorporation until the date of payment). The payment will be accompanied by:

•	our balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how we estimated the fair value of the shares and how the interest was calculated;

•	information regarding your right to challenge the estimated fair value; and

•	a copy of Nevada's dissenters' rights statute.

        We may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter's notice. If we withhold payment, after the consummation of the Reincorporation, we will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand. The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment under NRS Section 92A.480.

        If you believe that the amount we pay in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your and our estimate or reject our offer pursuant to NRS Section 92A.470 and demand payment of your estimate in full. You must make such demand within 30 days after we have made or offered payment; otherwise, your right to challenge calculation of fair value terminates.

        If there is still disagreement about the fair market value within 60 days after we receive your demand, we will petition the District Court of Carson City, Nevada to determine the fair value of the shares and the accrued interest. If we do not commence such legal action within the 60-day period, we will have to pay the amount demanded for all unsettled demands. All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

•	the amount of the fair value of the shares, plus interest, in excess of the amount we paid; or

•	the fair value, plus accrued interest, of the after-acquired shares for which we elected to withhold payment pursuant to NRS Section 92A.470.

        Minrad will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatiously or in bad faith, in which case the costs will be equitably distributed. Attorney fees will be divided as the court considers equitable.

        Failure to follow the steps required by NRS Sections 92A.400 through 92A.500 for perfecting dissenters' rights may result in the loss of such rights. If dissenters' rights are not perfected, you will be entitled to receive the consideration receivable with respect to such shares in accordance with the plan of merger. In view of the complexity of the provisions of Nevada's dissenters' rights statute, if you are considering objecting to the reincorporation you should consult your own legal advisor.

        The Board of Directors has unanimously approved and recommends that the stockholders authorize the reincorporation of Minrad International, Inc., from the State of Nevada to the State of Delaware.

        If a quorum is present at the meeting, approval of the proposal to reincorporate Minrad International, Inc. in Delaware requires the favorable vote of a majority of the outstanding common stock of the Company.

        The Board of Directors Unanimously Recommends a Vote "FOR" Proposal 3.

        The Effect of an Abstention will be the Same as that of a Vote Against this Proposal.

PROPOSAL No. 4.	Ratification of the Appointment of Freed Maxick Battaglia, CPAs, PC as the Company's Independent Auditor for 2005.

        The Audit Committee has appointed, and the Board of Directors has concurred subject to your ratification, Freed Maxick Battaglia, CPAs, PC to audit and report on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2005. Freed Maxick has served as the independent auditor for the Company for its three month transition period ended December 31, 2004, and for its fiscal years ended September 30, 2004 and 2003. Freed Maxick was the independent auditor of Minrad Inc. prior to the merger.

Change of Independent Public Accountants

        On December 16, 2004, our Board of Directors determined that upon completion of our merger with Minrad, we would change our certifying accountant and auditor to Minrad's auditor, Freed Maxick & Battaglia, CPAs, PC ("Freed") of Buffalo, New York.  On December 20, 2004, we orally notified and dismissed our prior auditor, Clancy and Co., P.L.L.C. ("Clancy and Co.") of Phoenix, Arizona. Minrad previously engaged Freed on January 21, 2004 to audit its financial statements for the fiscal years ended September 30, 2002, 2003, and 2004.

        The reports of Clancy and Co. on our financial statements for each of the fiscal years ended March 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

        Neither we nor anyone on our behalf consulted with Freed during our two most recent fiscal years ended March 31, 2003 or 2004 or during the subsequent interim period through December 16, 2004 preceding the dismissal of Clancy and Co., with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

        None of the reportable events listed in Item 304(a)(1)(iv)(B) of Regulation S-B occurred with respect to our two most recent fiscal years ended March 31, 2003 and 2004 or the subsequent interim period through December 16, 2004 preceding the dismissal of Clancy and Co.

        At no time during our two most recent fiscal years ended March 31, 2003 and 2004, or during the subsequent interim period through December 16, 2004, were there any disagreements with Clancy and Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Clancy and Co. would have caused Clancy and Co. to make reference to the subject matter of the disagreements in its reports on the our financial statements.

        We provided Clancy and Co. with a copy of our Form 8-K/A-1 announcing our change in certifying accountant prior to filing it with the SEC on January 19, 2004 and requested a response thereto from Clancy and Co.  A copy of the letter from Clancy and Co. stating its agreement with the statements in Item 4.01 thereof was filed as Exhibit 16.1 to that Form 8-K/A-1.

        Representatives of Freed Maxick are expected to attend the Annual Meeting, and they will make a statement if they wish. They will be available to respond to stockholder questions at the Meeting.

        If a quorum is present at the meeting, approval of the proposal to ratify the appointment of Freed Maxick as the independent auditors of the Company for 2005 requires a favorable vote of a majority of the votes cast on the proposal.

        The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Freed Maxick Battaglia CPAs, PC as the independent auditor for the Company and its subsidiaries for the fiscal year ended December 31, 2005.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

        The fees billed to the Company and Minrad Inc. by its independent auditors, Freed Maxick Battaglia CPAs, PC ("Freed Maxick"), for services for the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, were as follows.

        Audit Fees. This category consists of fees for the audit of financial statements and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal periods indicated above. For the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed Maxick billed the Company for audit fees in the amount of $59,698, and $35,004, respectively.

        Audit-Related Fees. This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit and review of financial statements and not reported under audit fees. It also includes fees incurred in connection with the audits of the September 30, 2002 and 2003 financial statements and the Form 8-K and Form 8-K/A filed by the Company to report the reverse merger which occurred on December 16, 2004. For the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed Maxick billed the Company for audit related fees in the amount of $42,274, and $78,214, respectively.

        Tax Fees. This category consists of professional services rendered by the independent auditor for tax compliance and tax planning. The services under this category include tax preparation and technical advice. For the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed Maxick did not provide any services to the Company for tax compliance and tax planning.

        All Other Fees. This category consists of fees not covered by Audit Fees, Audit Related Fees, and Tax Fees. For the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed Maxick did not provide the Company any other services beyond those described under audit fees and audit-related fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information with respect to beneficial ownership of our common stock as of March 15, 2005, by: (1) each person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to have owned beneficially more than 5% of our outstanding common stock; (2) each of our directors and executive officers; and (3) all of our directors and executive officers as a group.

        We determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Shares of common stock subject to any warrants or options that were exercisable on or within 60 days of March 15, 2005, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages in the table below of any person are based on 28,340,867 shares of our common stock outstanding, plus, in each case, any shares of common stock subject to warrants or options owned by that person that were exercisable on or within 60 days of March 15, 2005.

Name of Beneficial Owner	Number of Shares	Percent
Beneficial owners of more than 5% of our common stock(1)
Spencer Trask Specialty Group LLC (2)	6,581,742	22.2%
New England Partners Capital LLC (3)	3,980,392	13.8%
Kevin Kimberlin Partners L.P. (4)	2,800,000	9.0%
Laird Q. Cagan (5)	1,896,985	6.6%
Directors and executive officers **
William H. Burns, Jr. (6)	1,750,046	6.1%
David DiGiacinto (7)	25,000	*
David Donaldson (8)	25,000	*
Donald F. Farley (9)	293,739	*
Duane Hopper (10)	109,675	*
Robert Lifeso (11)	627,881	2.2%
John Rousseau (12)	25,000	*
William Bednarski	-0-	-0-
John McNeirney (13)	137,698	*
Kirk Kamsler (14)	100,306	*
Richard Tamulski (15)	67,500	*

All directors and executive officers as a group (11 persons)(16)	3,161,507	10.9%

_____________________
* Beneficial ownership of less than 1%.
** Address: 847 Main Street, Buffalo, New York 14203

1.	Excludes William H. Burns, Jr., our Chairman, President and Chief Executive Officer, who beneficially owned more than 5% of our common stock. Information with respect to Mr. Burns' beneficial ownership of our common stock is included below under the caption "Directors and executive officers."

2.	Includes (i) 5,314,847 shares held by Spencer Trask Specialty Group LLC and various affiliates, and (ii) 1,266,895 shares that Spencer Trask Specialty Group and various affiliates have the right to acquire pursuant to warrants that were exercisable on or within 60 days of March 15, 2005. Does not include the shares identified as being beneficially owned by Kevin Kimberlin Partners, LLP ("KKP") in footnote (4) below. Kevin Kimberlin, the General Partner of KKP, is the controlling stockholder of Spencer Trask & Co., an affiliate of Spencer Trask Specialty Group. Address: 535 Madison Avenue, New York, New York 10022.

3.	Includes (i) 3,505,392 shares held by New England Partners Capital, LLC ("NEP") and (ii) 475,000 shares that NEP has the right to acquire pursuant to warrants that were exercisable on or within 60 days of March 15, 2005. Address: One Boston Place, Suite 3630, Boston, Massachusetts 02108

4.	Includes warrants to purchase 2,800,000 shares that KKP has the right to acquire pursuant to warrants that are exercisable on or within 60 days of March 15, 2005. Mr. Kimberlin is the General Partner of KKP and the controlling stockholder of Spencer Trask & Co., an affiliate of Spencer Trask Specialty Group.

5.	Includes (i) 1,380,733 shares held directly by Mr. Cagan, (ii) 249,100 shares held by Cagan McAfee Capital Partners, LLC, an entity in which Mr. Cagan owns a 50% interest and shares voting and dispositive power, (iii) 247,283 shares that Mr. Cagan has the right to acquire pursuant to warrants that were exercisable on or within 60 days of March 15, 2005, and (iv) an aggregate of 19,869 shares that affiliates of Mr. Cagan, Chadbourn Securities and Cagan Capital - Private Equity Fund II, LLC, have the right to acquire pursuant to warrants that were exercisable on or within 60 days of March 15, 2005.

Address: c/o Cagan McAfee Capital Partners, LLC, 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014.

6.	Includes (i) 1,400,000 shares held by Mr. Burns and (ii) 350,046 shares that Mr. Burns has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005.

7.	Includes 25,000 shares that Mr. DiGiacinto has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005. Mr. DiGiacinto is a Senior Managing Director of Spencer Trask Specialty Group, LLC. Does not include, and Mr. DiGiacinto disclaims beneficial ownership of, the 6,581,742 shares identified as being beneficially owned by Spencer Trask Specialty Group in footnote (2) above.

8.	Includes 25,000 shares that Mr. Donaldson has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005.

9.	Includes (i) 246,667 shares held by Mr. Farley, (ii) 22,072 shares that Mr. Farley has the right to acquire pursuant to outstanding warrants that were exercisable on or within 60 days after March 15, 2005, and (iii) 25,000 shares that Mr. Farley has the right to acquire pursuant to outstanding warrants that were exercisable on or within 60 days after March 15, 2005. Mr. Farley is a principal and the Chief Executive Officer of Spencer Trask Specialty Group. Does not include, and Mr. Farley disclaims beneficial ownership of, the 6,581,742 shares identified as being beneficially owned by Spencer Trask Specialty Group in footnote (2) above.

10.	Includes (i) 84,675 shares held by Mr. Hopper and (ii) 25,000 shares has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005.

11.	Includes (i) 607,881 shares held by Dr. Lifeso and (ii) 20,00 shares that Dr. Lifeso has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005.

12.	Includes 25,000 shares that Mr. Rousseau has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005. Does not include the 3,980,392 shares described in footnote (3) above, with respect to which Mr. Rousseau, as a Managing General Partner of NEP, exercises voting and investment power.

13.	Includes (i) 73,248 shares held by Mr. McNeirney and (ii) 64,500 shares that Mr. McNeirney has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005.

14.	Includes (i) 1,566 shares held by Mr. Kamsler and (ii) 98,750 shares that Mr. Kamsler has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005.

15.	Includes 67,500 shares that Mr. Tamulski has the right to acquire pursuant to options that were exercisable on or within 60 days after March 15, 2005.

16.	Includes options to purchase 724,408 shares that were exercisable on or within 60 days after March 15, 2005.

THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board of Directors and its Committees

        On December 16, 2004, Minrad International, Inc., formerly known as Technology Acquisition Corporation, acquired Minrad Inc., a Delaware corporation, through a reverse merger of a wholly owned subsidiary into Minrad Inc. At the time of the merger, our Board of Directors resigned and was replaced by the Board of Directors of Minrad Inc. During the period from December 16, 2004 through December 31, 2004, our Board of Directors and its committees did not hold any meetings.

Director Independence

        The Board of Directors has affirmatively determined that each of the six non-management directors, David DiGiacinto, David Donaldson, Donald Farley, Duane Hopper, Robert Lifeso, and John Rousseau, is an independent director under the general guidelines for determining director independence of the National Association of Securities Dealers (NASD) listing standards and the rules of the SEC.

Audit Committee

        The board's Audit Committee, whose current members were appointed in January 2005, is comprised of Duane Hopper (chairperson), David Donaldson, and Robert Lifeso. Our Board of Directors has determined that each of the three members of the Audit Committee meets the additional independence requirements under SEC Rule 10A-3(b) and NASD Rule 4350(d). Our Board of Directors has determined that Duane Hopper, the Chairperson of the Audit Committee, qualifies as an Audit Committee Financial Expert, as defined under SEC regulations.

        The Audit Committee operates under a written charter adopted by the Audit Committee and the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement, and it will be included in future proxy statement filings every three years or more currently as required by SEC regulations. The charter may also be accessed at our website at www.minrad.com. the Audit Committee review the scope and results of the annual audits, receives reports from our independent public accountants, and reports the committee's findings to the Board of Directors.

        As more fully described in the Audit Committee Charter, the Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal accounting function and independent registered auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

Compensation Committee

        The board's Compensation Committee, whose members were appointed in January 2005, was comprised of William Burns, David DiGiacinto, and Duane Hopper. Mr. Burns withdrew from the Compensation Committee on March 31, 2005 and was replaced by John Rousseau. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of senior managers and makes appropriate recommendations concerning their compensation to the Board of Directors, and administers our 2004 stock option plan. The compensation of Mr. Burns, who is our President and Chief Executive Officer, is fixed under the terms of an employment agreement (see "Executive Compensation," below).

Nominating Committee Functions

        Our Board does not have a separate nominating committee. The functions of a nominating committee are performed by our Compensation Committee under the terms of a Charter of Nominating Committee Functions of the Compensation Committee. A copy of the Nominating Committee Functions of the Compensation Committee is available on our website at www.minrad.com. Our Board has determined that David DiGiacinto, Duane Hopper, and John Rousseau are independent under the general guidelines for determining director independence of the NASD listing standards and the rules of the SEC.

Procedure for Shareholders to Nominate Directors

        Any shareholder who intends to present a director nomination proposal for consideration at the 2006 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2006 Annual Meeting must deliver a written copy of the proposal to the Company no later than the deadline, and in accordance with the procedures, specified under "Shareholder Proposals" in this proxy statement, and in accordance with the requirements of SEC Rule 14a-8.

        If a shareholder does not comply with the foregoing procedures, the shareholder may use the procedures set forth in the Company's Bylaws, although the Company would not in the latter case be required to include the nomination as a proposal in the proxy statement and proxy card mailed to stockholders in connection with the next annual meeting.

        The shareholder nomination proposal referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a shareholder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the proposal; (3) a description of the arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of Company if elected. The Compensation Committee may refuse to acknowledge a proposal for the nomination of any person not made in accordance with the foregoing procedure. Recommendations for nominees should be sent to: Minrad International, Inc., Attention: Board Nominations, 847 Main Street, Buffalo, New York 14203.

Code of Ethics

        We adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and controller or principal accounting officer, or persons performing similar functions. The Code of Ethics was filed as an exhibit to our Annual Report for the Transition Period ended December 31, 2004 and has been placed on the Company's website at www.minrad.com.

Communications Between Stockholders and the Board of Directors

        The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. Any record or beneficial owner of the Company's common stock who wishes to communicate with the Board of Directors should contact the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to appropriate committees or directors if the intended recipients are clearly indicated. Any record or beneficial owner of the Company's common stock who has concerns about the Company's accounting, internal accounting controls, or auditing matters relating to the Company should also contact the Audit Committee.

        Written communications should be addressed to Minrad International, Inc, 847 Main Street, Buffalo, New York 1203, Attention: Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Policy on Board Members' Attendance at Annual Meetings

        We believe that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with the Company at the meeting. It is our policy that our directors are invited and strongly encouraged to attend the Company's annual meeting of stockholders. We will reimburse all reasonable out of pocket traveling expenses incurred by the directors in attending the annual meeting. We have not held an annual meeting in the last three years, and this will be the first annual meeting since the merger with Minrad Inc.

Report of the Audit Committee

        The Audit Committee is comprised of three members of our Board of Directors. The Board of Directors has reviewed the independence of the Audit Committee members under the standards of the NASD and the Securities and Exchange Commission applicable to Audit Committee members of listed issuers. The Board of Directors has determined that all of the Audit Committee members are independent under those standards.

        The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter. The full text of the Audit Committee Charter is attached as Appendix A of this Proxy Statement and has been placed on our website at www.minrad.com.

        The Company's management is responsible for the Company's internal accounting controls and the reporting process. The Company's independent auditors, Freed Maxick & Battaglia CPAs, PC, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a response thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communications with Audit Committees").

        The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and has discussed with the independent auditors there independence. The Audit Committee also has considered whether the independent auditor's provision of non-audit services to the Company is compatible with Freed Maxick's independence.

        Based on the Audit Committee's discussions with management and the independent auditors, the Audit Committee's review of the representations of management, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Minrad International, Inc. Transition Period Report for the period ended December 31, 2004 on Form 10-KSB for filing with the Securities and Exchange Commission.

        This report is submitted by the Audit Committee of the Board of Directors.

        Duane Hopper (Chairperson)
        David Donaldson
        Robert Lifeso

        The information provided in the preceding Audit Committee Report will not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

Audit Committee Approvals

        The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's independent auditors. Prior to the merger with Minrad, the Company did not have an Audit Committee. Since the formation of the Audit Committee on January 3, 2005, the Audit Committee has approved in advance each new engagement of the Company's independent auditors to perform non-audit services. The members of the Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Freed Maxick.

        The Board of Directors, upon the recommendation of the Audit Committee and subject to ratification by the shareholders of the Company at the Annual Meeting, has selected Freed Maxick as the independent accountant for the current fiscal year ending December 31, 2005. It is expected that a representative of Freed Maxick will be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Director Compensation

        On May 1, 2004, Minrad Inc. compensated the non-employee members of its Board by granting each of them options to purchase 50,000 shares of our common stock, exercisable at 110% of our then fair market value and vesting over a two-year period. By operation of the terms of the merger between Minrad and the Company, those options were converted into options having the same terms with respect to the Company. In the future, we will compensate our directors under the terms of the 2005 Director Compensation Plan, if it the proposal to approve the adoption of the 2005 Director Compensation Plan is approved by the shareholders of Company at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the our directors and executive officers, and persons who own more than ten percent of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes to their stock ownership. Persons who are required to make these filings are also required to provide us with a copy of all Section 16(a) reports they file.

        To our knowledge, based solely on a review of the copies of the reports furnished to us and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors and the beneficial owners of greater than 10% of our outstanding common stock were complied with during the three month transition period ended December 31, 2004.

EXECUTIVE COMPENSATION

        Minrad Inc. became our wholly owned subsidiary on December 16, 2004, and on that date all of our officers and directors resigned, and the officers and directors of Minrad Inc. assumed the same positions with Minrad International. The following table provides compensation information concerning: (1) all persons who served in the capacity of chief executive officer of Minrad International during the three month transition period ended December 31, 2004, and (2) all persons who were serving as our executive officers at December 31, 2004 and earned more than $100,000 in total compensation from Minrad International and Minrad Inc. during the three month transition period ended December 31, 2004. The compensation included in the following table includes compensation earned from, or paid by, Minrad International and Minrad Inc. during the periods covered.

SUMMARY COMPENSATION TABLE
				Long Term Compensation
Name and Principal Position	Year*	Salary	Bonus	Awards Option/SARs	Payouts All other Compensation
William H. Burns, Jr.
President and CEO(1)	2004T	$50,000	-0-	41,667	-0-
	2004	$181,667	$8,992	885,000	-0-
	2003	$156,000	$19,278	-0-	-0-

John Kinney
President and CEO(2)	2004T	$-0-	-0-	-0-	-0-
	2004	$-0-	-0-	-0-	-0- (3)

*	2004T refers to the three month transition period ended December 31, 2004. The 2004 and 2003 years refer to the fiscal years ended September 30, 2004 and September 30, 2003.

(1)	Mr. Burns served as President and CEO of Minrad International from December 16, 2004 through December 31, 2004. During all periods indicated prior to December 16, 2004, Mr. Burns served as the President and CEO of Minrad Inc.

(2)	Mr. Kinney served as the President of Minrad International (then known as Technology Acquisition Corporation) from May 21, 2004 through December 15, 2004.

(3)	On May 24, 2004, Minrad International issued 10,000 shares of its common stock to Mr. Kinney as compensation for his services as Chairman of the Board, President, and Chief Executive Officer of the company.

Option/SAR Grants, Exercises and Holdings

        The following tables set forth certain information concerning stock options granted and exercised during the three month transition period ended December 31, 2004, and unexercised options held as of the end of 2004, by the persons named in the Summary Compensation Table.

Options/SAR Grants in 2004 Transition Period
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Period	Exercise or Base Price ($/sh)	Expiration Date

William H. Burns, Jr.	41,667	58%	$1.95	(1)

John Kinney	-0-	-0-	-0-	-0-

(1)	Expire with respect to 1/36th of total (1,157 shares) between January 30, 2010 and December 31, 2012.

Aggregated Option/SAR Exercises in 2004 Transition Fiscal Period and 2004 Transition Fiscal Period-End Option/SAR Value
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-money Options /SARs at FY-End ($) Exercisable/ Unexercisable

William H. Burns, Jr.	-0-	-0-	227,500/ 714,167	$ 472,500/ $1,476,834 (1)
John Kinney	-0-	-0-	-0-	-0-

(1)	Based on $3.50 reported sale price on December 30, 2004 (no trades were reported on December 31, 2004).

        Except as indicated in the Summary Compensation Table, neither Minrad International nor Minrad made any awards under long term incentive plans to the executive officers named in that table during the three month fiscal period ended December 31, 2004.

Employment Agreements and Management Compensation

        William H. Burns, Jr., As of March 1, 2004, Minrad entered into an employment agreement with William H. Burns, Jr., its President and Chief Executive Officer. The agreement expires on April 30, 2007. Under the agreement, Mr. Burns is entitled to receive: (1) a minimum base salary of $200,000 per year; (2) an annual bonus equal to 1% of our gross profit after distribution expenses ("Adjusted Gross Profit"), plus 2.5% of the amount by which Adjusted Gross Profit for the year exceeds Adjusted Gross Profit for the preceding year, which bonus shall not exceed $400,000; (3) a grant of options to purchase up to 180,000 shares of common stock, with the amount of the options to be proportionate to our success in raising $2.7 million in equity funding between November 2, 2004 and December 31, 2004; and (5) a grant of options to purchase up to 845,000 shares of common stock, with the amount of options to be based on our attainment of certain capitalization, revenue, and product development milestones during the term of his employment. The exercise prices for all of the options will be 110% of the fair value of our common shares on the date of grant, and exercise periods for all options will be five years from the date of grant.

        John McNeirney, Effective October 1, 2004, Minrad entered into an employment agreement with John McNeirney, its Vice President and Chief Technical Officer. The agreement, which became effective following the expiration of Mr. McNeirney's prior employment agreement with Minrad, expires on September 30, 2005. Under the new agreement, Mr. McNeirney is entitled to receive a minimum base salary of $114,500 and an annual cash bonus of up to $240,000, subject to our achieving specified profit objectives. Mr. McNeirney's base salary increased to $130,000 upon the completion of certain recruiting, business and regulatory objectives.

        William L. Bednarski, On February 16, 2005, our Board of Directors confirmed the appointment of William L. Bednarski as Executive Vice President and Chief Operating Officer of Minrad International, Inc. Mr. Bednarski signed a contingent appointment letter with Minrad International, dated January 25, 2005. The appointment letter describes the principal terms of Mr. Bednarski's employment as Executive Vice President and Chief Operating Officer. Mr. Bednarski will report to the President and CEO, and he will have the principal duties and responsibilities of a chief operating officer. Mr. Bednarski's compensation will include salary of $156,000 per year, incentive bonus of 2% of the year over year increase in Gross Profit After Distribution Expense, and options vesting over five years and with a five year term to purchase up to 250,000 shares of common stock at $4.50 per share. The agreement also provides that Mr. Bednarski will be paid $35,000 for relocation expenses.

Minrad Inc. Patents and Inventions Policy

        Minrad maintains a Patents and Inventions Policy in order to recognize the meritorious services of inventors from whom Minrad obtains inventions. Under the policy, if an inventor causes an invention to belong to Minrad, Minrad will make a grant to the inventor and the inventor's heirs and legatees of a non-assignable share in any proceeds from managing or licensing the invention equal to 1% of the gross royalties received by Minrad: (1) if the invention is not patented, during the five year period following the written disclosure of the invention to Minrad; or, (2) if the invention is patented, during the unexpired term of the patent. As a result of this policy, Mr. Burns will be entitled to participate in royalties from SabreSourceTM drapes, and Mr. McNeirney will be entitled to participate in royalties from Light SabreTM products, SabreSourceTM drapes, and Alignment Verification Devices. Mr. Burns has been the Chairman of the Board, President and Chief Executive Officer of Minrad Inc. since its formation, and he has been the Chairman of the Board, President and Chief Executive Officer of Minrad International since the merger with Minrad Inc. on December 16, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Funding arrangements with Cagan McAfee Capital Partners, LLC and related parties

        On December 1, 2003, Minrad Inc. entered into a funding agreement with Cagan McAfee Capital Partners, LLC under which Cagan McAfee agreed to assist Minrad in obtaining up to $7.7 million in equity funding. Under the terms of the funding agreement, Minrad agreed to compensate Cagan McAfee through:

•	payment of a management fee equal to 2% of the proceeds raised by Minrad during the term of the agreement in any equity funding transaction;

•	payment of an advisory fee equal to 8% of the proceeds of any equity funding transaction lead managed directly by Cagan McAfee (collectively, the "Advisors"), or by a third party engaged by the Advisors;

•	grant of investment warrants, exercisable for a period of seven years, to purchase a number of shares of Minrad common stock equal to 10% of the number of shares sold in any equity funding lead managed directly by the Advisors or by a third party engaged by the Advisors, with the warrants to be exercisable at the same price as the shares were sold in the equity funding; and

•	grant of incentive warrants, exercisable for a period of two years, to purchase up to 5,000,000 shares of Minrad common stock at an exercise price of $0.001 per share.

        Between December 1, 2003 and July 15, 2004, Minrad sold an aggregate of 3,201,084 shares of common stock at $1.25 per share in private placements contemplated by the funding agreement. The sales yielded gross proceeds of $4,001,355. Under the terms of the funding agreement, Minrad paid the Advisors $400,135 in fees in connection with the private placements.

        On May 20 and 21, 2004, the Advisors and some of their affiliates acquired beneficial ownership of an aggregate of 3,483,750 shares, or approximately 69% of our then-outstanding common stock. Also on May 20 and 21, 2004, John Liviakis and Liviakis Financial Communications, Inc. acquired beneficial ownership of an aggregate of 800,000 shares, or approximately 16% of our then-outstanding common stock, of which 400,000 shares were issued to Liviakis Financial Communications, Inc. as consideration for public relations services to be provided to us under a contract expiring on the anniversary of our acquisition of, or merger with, an operating company. Terms of those acquisitions are described in Items 1 and 5 of our Current Report on Form 8-K filed on May 27, 2004 and are incorporated in this proxy statement by reference. Immediately thereafter, on May 21, 2004, we entered into an advisory agreement with the Advisors under which the Advisors agreed to provide us with advisory services in connection with structuring and negotiating a potential acquisition transaction involving our company and a target operating company to be identified by the Advisors with which we would be merged, or which we would acquire, with the surviving entity to continue our business.

        The Advisors identified Minrad as a potential acquisition candidate and, on July 15, 2004, we entered into the acquisition agreement described above.

        On September 15, 2005, we entered into an agreement with Chadbourn Securities, Inc. ("Chadbourn"), an affiliate of Cagan McAfee, under which Chadbourn agreed to act as our placement agent for a private placement of our common stock. Under the agreement with Chadbourn, we agreed to pay Chadbourn cash fees equal to 10% of the gross proceeds of a private placement of our common stock and warrants to purchase a number of shares of our common stock equal to 10% of the number shares sold in the offering, with the warrants to be exercisable at the price of the shares sold in the offering. Under an understanding between Minrad and CMCP, the payments to Chadbourn correspondingly reduced Minrad's payment obligations under its funding agreement with CMCP. Between September 16, 2004 and December 15, 2004, we sold an aggregate of 585,257 shares of our common stock at $1.75 per share in private placements. The sales raised gross proceeds of $1,024,201, and we paid Chadbourn and its affiliates $102,420 in fees. We loaned a portion of the net proceeds of the private placements to Minrad pursuant to a 6% secured grid note.

        On December 15, 2004, as compensation for its services under the funding agreement, we entered into a warrant agreement with Cagan McAfee and Chadbourn, under which we issued warrants to ten persons to purchase an aggregate of 320,108 shares at $1.25 per share and to three other persons to purchase an aggregate of 58,526 shares at $1.75 per share. The total number of shares purchasable under the warrants equaled 10% of the amount of shares sold in Minrad's and our private placements described above under this Item 2.01. The warrants expire on December 15, 2011 and contain cashless net exercise provisions.

        On February 14, 2005, we filed a Current Report on Form 8-K report relating to further equity fundings under the funding agreement. The information contained in that Form 8-K report is incorporated herein by reference.

Financing Arrangements with Spencer Trask Specialty Group LLC

        During the fiscal year ended September 30, 2004, Minrad engaged in the following transactions with Spencer Trask Specialty Group LLC, an entity that beneficially owned approximately 22.5% of Minrad International's outstanding common stock immediately after the merger with Minrad.

•	Minrad repaid $457,482 under a $750,000 convertible promissory note held by Spencer Trask that was due in March 2004 and accrued interest at the rate of 8%. Spencer Trask sold the unpaid balance of $292,518 on the note to a third party which exchanged the note with Minrad for 390,024 shares of common stock at a rate of $.75 per share.

•	Minrad repaid the outstanding principal and accrued interest on a $75,000 convertible promissory note held by Spencer Trask which accrued interest at the rate of 10% and was past due.

•	Minrad repaid the outstanding principal and accrued interest on a $250,000 convertible promissory note held by Spencer Trask, which accrued interest at the rate of 10% and was past due.

•	Minrad repaid the outstanding principal and accrued interest on a $500,000 convertible promissory note held by Spencer Trask, which accrued interest at the rate of 10% and was past due.

        Two of Minrad's directors, who became directors of Minrad International at the time of the merger, are Donald Farley, who is a principal and the Chief Executive Officer of Spencer Trask, and David DiGiacinto, who is a Senior Managing Director of Spencer Trask.

        Also during the fiscal year ended September 30, 2004, Minrad converted a $100,000 convertible promissory note and $10,000 of accrued interest held by Donald Farley into 146,667 shares of its common stock at a rate of $.75 per share. The note was past due and had accrued interest at the rate of 10%.

Financial Arrangements with New England Capital Partners, LLC

        During our fiscal year ended September 30, 2004, Minrad engaged in the following transactions with New England Capital Partners, LLC, an entity that beneficially owned approximately 14% of Minrad International's outstanding common stock immediately after the merger with Minrad.

•	Minrad repaid the principal and accrued interest on a $75,000 demand promissory note held by New England Partners. The note accrued interest at the rate of 8%.

•	Minrad exchanged 1,076,814 shares of its common stock, at a rate of $.75 per share, for a $750,000 convertible promissory note, and $57,611 of accrued interest on the note, held by New England Partners. The note had accrued interest at a rate of 8%.

•	Minrad exchanged 911,285 shares of its common stock for a $800,000 demand convertible promissory note and $83,463 of accrued interest on the note, held by New England Partners. The principal was exchanged at the rate of $1.00 per share and the interest was exchanged at a rate of $.75 per share. The note had accrued interest at the rate of 8%.

        John Rousseau, one of Minrad's directors who became one of Minrad International's directors at the time of the merger, is a managing general partner of New England Partners.

Obligations payable to BioSight Inc. and BioVision Inc.

        For more than three years, Minrad has had an outstanding payable of approximately $88,600 to BioVision Inc., a company in which William Burns is Chairman of the Board and a shareholder. We have agreed to cause Minrad to pay off the amount owed in four monthly installments of $22,150 each beginning at the end of April 2005. Mr. Burns has been the Chairman, President and Chief Executive officer Minrad since its formation, and he has been the Chairman, President and Chief Executive Officer of Minrad International since the merger with Minrad.

        For more than five years, Minrad has had an outstanding payable of approximately $250,000 to BioSight Inc., a company in which William Burns is the Chairman of the Board and a shareholder. Under a tax dispute between BioSight and the IRS, the IRS imposed a tax lien on the payable from Minrad to BioSight. Between October 1, 2003 and February 2005, Minrad paid an aggregate of $88,775 to the IRS to satisfy the tax lien. We have agreed to cause Minrad to pay BioSight an additional $159,335.50 in 14 equal monthly installments of $11,395.25 each, beginning at the end of April 2005, as payment for the remaining payable.

STOCKHOLDER PROPOSALS

        Proposals that are intended to be presented by a stockholder at our 2006 Annual Meeting of Stockholders and included in our proxy materials must be received at our principal offices in Buffalo, New York no later than December 9, 2005 for inclusion in the proxy materials for that meeting (unless the date of our 2006 Annual Meeting has been changed by more than 30 days from the date of this year's meeting, in which case the deadline is a reasonable time before we mail our proxy materials), and must meet all of the other requirements of Rule 14a-8 of the Commission.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-KSB
FOR THE THREE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2004

        We are required to file an annual report on Form 10-KSB and quarterly reports on Form 10-QSB with the Commission. A copy of Form 10-KSB for the three month transition period ended December 31, 2004 is being mailed to stockholders along with this Proxy Statement. These documents shall be deemed to be incorporated by reference herein and a part hereof but should not be considered part of the soliciting material. Upon the request of any shareholder, the Company will provide a copy of each of the exhibits indicated as filed with the Form 10-KSB provided that shareholder pays the Company's reasonable expenses in furnishing the exhibits.

OTHER MATTERS

        The directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

By Order of the Board of Directors

William H. Burns, Jr.
--------------------------------------
Buffalo, New York	William H. Burns, Jr.
April 8, 2005	Chairman of the Board President and Chief Executive Officer

Appendices:
Appendix A -- Audit Committee Charter
Appendix B -- Minrad International, Inc. 2005 Director Compensation Plan
Appendix C -- Plan and Agreement of Merger between Minrad International, Inc. (Nevada) and Minrad International, Inc. (Delaware)
Appendix D -- Certificate of Incorporation of Minrad International, Inc. (Deleware)
Appendix E -- Bylaws of Minrad International, Inc. (Delaware)
Appendix F -- Provisions of Nevada Revised Statutes Relating to Dissenters Rights

Appendix A

MINRAD INTERNATIONAL, INC.

CHARTER

OF THE

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Purpose

The Audit Committee (the "Committee")of the Board of Directors (the "Board") of Minrad International, Inc. ("Minrad") is organized for the purpose overseeing on behalf of the Board:

•	Minrad's accounting and financial reporting processes and the integrity of its financial statements;

•	the audits of the Minrad's financial statements and the appointment, compensation, qualifications, independence, and performance of Minrad's independent auditors;

•	compliance by Minrad with legal and regulatory requirements; and

•	the performance of Minrad's internal audit function and internal control over financial reporting.

The Committee also has the purpose of preparing the audit committee report as required by the rules of the Securities and Exchange Commission (the "SEC") to be included in Minrad's annual meeting proxy statement.

Authority

In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Corporation's accounting, auditing, internal control or financial reporting practices brought to its attention with full access to Minrad's books, records, facilities and personnel. The Committee may retain outside counsel, auditors or advisors in achieving its purposes, whose funding will be determined by the Committee and provided by Minrad.

Composition

The Committee will consist of no fewer than three members as determined by the Board, each of whom will be a non-employee director of Minrad. The members of the Committee will meet the independence and other listing requirements of the NASDAQ Stock Market ("Nasdaq"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC. Each Committee member must be financially literate upon appointment to the Committee, as determined by the Board in accordance with listing requirements of the NASD. At least one member of the Audit Committee will be a financial expert as defined by the SEC.

A Chairperson of the Committee will be selected by the full Board from among the Committee members. The Committee members will serve for such term or terms as the full Board will determine. Subject to the availability of Board members who satisfy applicable independence and experience requirements, the Board will seek to limit the length of term of office of Committee members and to replace them in an orderly, staggered rotation. The Board will have the power at any time to change the membership of the Audit Committee and to fill vacancies on it, subject to such new member(s) satisfying applicable independence and experience requirements. Except as expressly provided in this Charter or the by-laws of Minrad, the Audit Committee will fix its own rules of procedure.

Meetings

The Audit Committee will meet as often as it determines, but not less frequently than quarterly. The Audit Committee will meet periodically with management, those responsible for the internal audit function and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of Minrad or its outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

A majority of the members of the Audit Committee will constitute a quorum for any meeting. Any action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present will be an action of the Audit Committee.

Functions

In carrying out its oversight responsibilities, the Committee will perform the following functions:

•	The Committee will appoint, compensate, retain, evaluate and terminate the independent auditor. The Committee will be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in preparing or issuing an audit report or performing other audit, review, attest or similar services. The independent auditor will report directly to the Committee.

•	The Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Minrad by its independent auditor, subject to any de minimus exceptions described in the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Committee at its next scheduled meeting.

•	The Committee will, to the extent it deems necessary or appropriate, retain independent legal, accounting or other advisors. Minrad will provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee will make regular reports to the full Board. The Committee should review with the Board any issues that arise with respect to the quality or integrity of Minrad's financial statements, Minrad's compliance with legal or regulatory requirements, the performance and independence of Minrad's independent auditors, or the performance of the internal audit function. The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee will annually review the Committee's own performance.

The Committee, to the extent it deems necessary or appropriate in meeting its responsibilities, will:

Financial Statement and Disclosure Matters.

1.	Discuss with management and the independent auditor the annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in Minrad's Forms 10-KSB or Forms 10-K.

2.	Discuss with management and the independent auditor Minrad's quarterly financial statements prior to the filing of its Forms 10-QSB or Forms 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Minrad's financial statements, including any significant changes in Minrad's selection or application of accounting principles, any major issues as to the adequacy of Minrad's internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and consider quarterly reports from the independent auditor on:

(a) Minrad's critical accounting policies and practices.

(b) Alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management Minrad's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee will be consulted and/or informed prior to each earnings release or each instance in which Minrad will provide earnings guidance to analysts and rating agencies.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on Minrad's financial statements.

7.	Discuss with management Minrad's major financial risk exposures and the steps management has taken to monitor and control such exposures, including Minrad's risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures, if any, made to the Committee by Minrad's CEO and CFO during their certification process for the Form 10-KSB (or Form 10-K) and Form 10-QSB (or Form 10-Q) about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in Minrad's internal controls.

Oversight of Minrad's Relationship with the Independent Auditor.

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually describing (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and Minrad. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and those responsible for the internal audit function. The Committee will present its conclusions with respect to the independent auditor to the Board.

12.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for Minrad's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of Minrad.

14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of Minrad's Internal Audit Function(s).

15.	Review with management and those responsible for the internal audit function(s) (in separate meetings, as appropriate) the operation of the internal audit function(s) including the quality and adequacy of internal controls that could significantly affect Minrad's financial statements.

16.	Review the significant reports to management prepared by the internal auditing function(s) and management's responses.

17.	Discuss with the independent auditor and management the internal audit function(s)'s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities.

18.	Review reports and disclosures of insider and affiliated party transactions.

19.	Advise the Board with respect to Minrad's policies and procedures regarding compliance with applicable laws and regulations, including disclosure controls and procedures, and with applicable Minrad codes of conduct, including its Code of Ethics for Senior Financial Officers.

20.	Establish procedures for the receipt, retention and treatment of complaints received by Minrad regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Minrad's employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Minrad's financial statements or accounting policies.

22.	Monitor litigation or other legal matters that could have a material impact on Minrad's financial condition or results of operations.

23.	Report regularly to the Board on its meetings and discussions and review with the Board significant issues or concerns that arise at meetings of the Committee, including its evaluation of the independent auditor.

Audit Committee's Role

While the Committee has the responsibilities and functions set forth in this Charter, it serves in an oversight capacity and, as such, it is not the duty of the Committee to plan or conduct audits or to determine that Minrad's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B

MINRAD INTERNATIONAL, INC.
2005 DIRECTORS' COMPENSATION PLAN

ARTICLE I.

PURPOSE, EFFECTIVE DATE and Definitions

        Section 1.1.     Purpose. The purposes of the Minrad International, Inc. Directors' Compensation Plan (the "Plan") are to compensate the Outside Directors of the Company for attending meetings of the Board and its Committees, to provide to the Outside Directors long-term incentives tied to the value of the Company, and to associate their interests with those of the Company.

        Section 1.2.     Effective Date. Subject to the approval of the Company's shareholders, this Plan is effective as of April 21, 2005. If the Company shall re-incorporate in Delaware through a merger with a wholly owned subsidiary, the Plan shall continue from the date of the merger as the Plan of the surviving corporation.

        Section 1.3.     Definitions. For purposes of the Plan, the following terms have the meanings stated below:

        (a)     "Board" means the Board of Directors of the Company.

        (b)     "Committee" means a committee of the Board.

        (c)     "Company" means Minrad International, Inc.

        (d)     "Fair Market Value" of a Share as of the end of a given calendar quarter means:

                    (1)     if the Shares are then traded in the over-the-counter market, the average of the reported closing bid and asked prices for a Share in the over-the-counter market on the latest date in the calendar quarter for which such prices are available; or

                    (2)     if the Shares are then listed or admitted to trading on a national securities exchange or reported on NASDAQ, the closing price of a Share on the exchange or on NASDAQ as of the last trading day on which the Shares were sold or reported for that calendar quarter.

                    (3)     if the shares are not then traded in the over-the-counter market or listed or admitted to trading on a national securities exchange or reported on the NASDAQ, the fair market value as of the last day of the calendar quarter as determined by the Board of Directors in good faith.

        (e)     "Fee" means the payment made to an Outside Director for attendance at a Board or Committee meeting in accordance with Article III.

        (f)     "Outside Director" means a member of the Board who is not a full-time employee of the Company.

        (g)     "Share" means a share of common stock, par value $.01 per share, of the Company.

ARTICLE II.

PARTICIPATION AND AVAILABLE SHARES

        Section 2.1.     Eligible Directors. All Outside Directors are eligible to participate in the Plan.

        Section 2.2.     Shares Subject to the Plan. The aggregate number of Shares that may be issued under the Plan must not exceed 50,000 Shares.

ARTICLE III.

PAYMENT OF FEES

        Section 3.1.     Board and Committee Meeting Fees. An Outside Director will be paid a Fee for his or her attendance at each Board meeting and assigned Committee meeting following the effective date of this Plan. The Fee payable to an Outside Director for each Board meeting attended in person or telephonically is $1,000. The Fee payable to an Outside Director for attendance in person or telephonically at each meeting of a Committee to which he or she has been assigned is $500, except that not more than $1,500 in fees will be payable to an Outside Director for attendance at Committee meetings during any calendar quarter. Voluntary attendance by any non-assigned Outside Director at Committee meetings is not subject to compensation.]

        Section 3.2.     Form of Payment. Fees payable to Outside Directors in accordance with this Article will be paid as follows: 50% of each Fee will be paid in cash and 50% will be paid in Shares authorized and issued under the Plan.

        Section 3.3.     Time of Payment. Fees payable under this Plan will be paid as soon as practicable following the last day of each calendar quarter for which Fees are earned by attendance at Board or Committee meetings.

        Section 3.4.     Number and Valuation of Shares. The number of Shares payable to an Outside Director with respect to each Fee will be determined by dividing 50% of the fee by the Fair Market Value of one Share, determined as of the end of the calendar quarter in which the Fee is earned. Shares will be issued as whole Shares only, with any remainder paid as cash.

        Section 3.5.     Payment on Death. In the event of an Outside Director's death before payment of any Fee earned in a calendar quarter, payment will be made to the Outside Director's beneficiary or estate at the same time as payment would have been made to the Outside Director had the Outside Director been living at the time of payment.

ARTICLE IV.

GENERAL PROVISIONS.

        Section 4.1.     Rights as a Shareholder. No Outside Director has any rights as a shareholder with respect to any Shares issuable under the Plan prior to the date of issuance to the Outside Director of a certificate or certificates for the Shares. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Share certificate is issued.

        Section 4.2.     Securities Law Requirements. Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated under it, state and federal securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities then may be traded.

        Section 4.3.     No Right to Continued Service. Nothing in the Plan or in any Fee awarded under the Plan confers upon an Outside Director the right to continued service on the Board.

        Section 4.4.     Tax Withholding. The Company may withhold from any payment under the Plan, or, if necessary, from other amounts payable to an Outside Director, any federal, state, or local taxes required by law to be withheld with respect to the payment, and any sum the Company reasonably estimates as necessary to cover taxes for which they may be liable with regard to the payment.

        Section 4.5.     Unsecured Interest. The benefits under the Plan are paid out of the general assets of the Company. Neither an Outside Director nor any beneficiary has a security interest in any specific asset of the Company. To the extent that any person acquires a right to receive payments under the Plan, this right is no greater than the right of any unsecured general creditor of the Company.

        Section 4.6.     Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan, in whole or in part, at any time by resolution of the Board, except that the Board may not authorize any increase in the amount of Shares under the Plan or the amount of Shares payable to individual Outside Directors under the Plan without the approval of shareholders. If the Plan is amended or terminated, any unpaid Fees that have been earned will continue to be paid in accordance with the terms of the Plan in effect immediately before the amendment or termination.

        Section 4.7.     Applicable Law. The Plan will be construed and interpreted in accordance with, and governed by, the laws of the State of Nevada. If the Company re-incorporates as a Delaware corporation through a merger with a wholly owned subsidiary, the Plan will continue as the Plan of the surviving corporation and the Plan will be construed and interpreted in accordance with, and be governed by, the laws of Delaware.

Appendix C

PLAN AND AGREEMENT OF MERGER

        THIS PLAN AND AGREEMENT OF MERGER (this "Agreement"), dated as of ____________, 2005, is made and entered into by and between MINRAD INTERNATIONAL, INC., a Nevada corporation ("Minrad-Nevada"); and MINRAD INTERNATIONAL, INC., a Delaware corporation ("Minrad-Delaware").

W I T N E S S E T H:

        WHEREAS, Minrad-Delaware is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on March 15, 2005;

        WHEREAS, Minrad-Nevada is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on June 24, 1996; and

        WHEREAS, the Board of Directors and stockholders of Minrad-Delaware and Minrad-Nevada have approved this Agreement under which Minrad-Nevada shall be merged with and into Minrad-Delaware with Minrad-Delaware being the surviving corporation (the "Merger").

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Minrad-Nevada shall be merged with and into Minrad-Delaware on the terms and conditions hereinafter set forth.

Merger

        Effective the time the Articles of Merger are accepted for filing in Nevada and the Certificate of Merger is accepted for filing in Delaware (the "Effective Time"), Minrad-Nevada shall be merged with and into Minrad-Delaware in accordance with the Delaware General Corporation Law ("DGCL") and the Nevada Revised Statutes ("NRS"), and the separate existence of Minrad-Nevada shall cease and Minrad-Delaware (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name of Minrad International, Inc. by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is CT Corporation.

Certificate of Incorporation
of the Surviving Corporation

        The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Minrad-Delaware without change, as in effect immediately prior to the Effective Time, unless and until thereafter amended as provided by applicable law. A copy of the Certificate of Incorporation of Minrad-Delaware is attached hereto as Exhibit A.

Bylaws Of The Surviving Corporation

        The Bylaws of Minrad-Delaware shall be the Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time without change, unless and until amended or repealed in accordance with applicable law.

Effect of Merger on Stock
of Constituent Corporations

        At the Effective Time, each outstanding share of Common Stock of Minrad-Nevada, $0.01 par value per share (the "Nevada Common Stock"), shall be converted into one share of Common Stock, $0.01 par value per share, of the Surviving Corporation (the "Delaware Common Stock").

        At and after the Effective Time, (1) each share of Nevada Common Stock shall be cancelled and retired and, by virtue of the Merger and without further action, shall cease to exist; and (2) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and, by virtue of the Merger and without further action, shall cease to exist and returned to the status of authorized but unissued shares.

        At and after the Effective Time, all documentation which prior to that time evidenced and represented Nevada Common Stock shall be deemed for all purposes to evidence ownership of and to represent those shares of Delaware Common Stock into which the Nevada Common Stock represented by such documentation has been converted as herein provided and shall be so registered on the books and records of Minrad-Delaware. The registered owner of any outstanding stock certificate evidencing Nevada Common Stock shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Minrad-Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

        At and after the Effective Time, all outstanding options and warrants to purchase Nevada Common Stock and all instruments convertible into Nevada Common Stock (collectively, "Derivative Securities") shall be assumed by Minrad-Delaware, which shall continue the stock option plans and all other employee benefit and compensation plans and agreements of Genius- Nevada. Each outstanding and unexercised Derivative Security of Minrad-Nevada shall become a Derivative Security of Minrad-Delaware on the basis of one share of Delaware Common Stock for each share of Nevada Common Stock issuable pursuant to any such Derivative Security, on the same terms and conditions applicable to any such Minrad-Nevada Derivative Security at the Effective Time. The exercise price for each share of Delaware Common Stock issuable pursuant to any such Derivative Security shall be equal to the exercise price applicable to any such Minrad-Nevada Derivative Security at the Effective Time. No fractional Derivative Security shall be issued upon the exchange of any Derivative Security of Minrad-Nevada for a Derivative Security of Minrad-Delaware. A number of shares of the Minrad-Delaware's Common Stock shall be reserved for issuance upon the exercise of Derivative Securities equal to the number of shares of Nevada Common Stock so reserved immediately prior to the Effective Time.

Corporate Existence, Powers and
Liabilities of Surviving Corporation

        On the Effective Time, the separate existence of Minrad-Nevada shall cease and Minrad-Nevada shall be merged with and into the Surviving Corporation in accordance with the provisions of this Agreement. Thereafter, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of Minrad-Nevada; and all rights, privileges, powers and franchises of Minrad-Nevada, and all property, real, personal and mixed, and all debts due to each of them on whatever account, as well as stock subscriptions and all other things in action or belonging to Minrad-Nevada, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter effectually the property of the Surviving Corporation as they were of Minrad-Nevada, and the title to any real estate, whether by deed or otherwise, vested in Minrad-Nevada shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Minrad-Nevada shall be preserved unimpaired, and all debts, liabilities and duties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        Minrad-Nevada agrees that it will execute and deliver (or cause to be executed and delivered) all such deeds, assignments and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest, of Minrad-Nevada and otherwise to carry out the intent and purposes of this Agreement.

Officers and Directors
of Surviving Corporation

        At the Effective Time, the officers and directors of Minrad-Nevada shall become the officers and directors of the Surviving Corporation, and such persons shall hold office in accordance with the Bylaws of the Surviving Corporation or until their respective successors shall have been appointed or elected and qualified.

Approval by Stockholders;
Amendment; Effective Time

        This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of the stockholders of Minrad-Nevada in accordance with Nevada law. As promptly as practicable after approval of this Agreement by such stockholders in accordance with applicable law, duly authorized officers of Minrad-Delaware and Minrad-Nevada shall make and execute a Certificate of Merger and Articles of Merger or other applicable certificates or documentation effecting this Agreement and shall cause such document or documents to be filed with the Secretaries of State of Delaware and Nevada, respectively, in accordance with the applicable Delaware and Nevada law.

        The respective Boards of Directors of Minrad-Delaware and Minrad-Nevada may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of the Merger by the stockholders of Minrad-Nevada shall not (1) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any Nevada Common Stock; (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation; or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any Nevada Common Stock.

Payment of Fees and Franchise Taxes

        The Surviving Corporation shall be responsible for the payment of all fees and franchise taxes of Minrad-Nevada relating to or required to be paid in connection with the Merger.

Termination of Merger

        This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after stockholder approval of this Agreement, by the consent of the Board of Directors of Minrad-Delaware and the Board of Directors of Minrad-Nevada.

[The next page is the signature page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the date first above written.

MINRAD INTERNATIONAL, INC., a Nevada corporation

By:
Name: William H. Burns, Jr.
Title: President and Chief Executive Officer

MINRAD INTERNATIONAL, INC. a Delaware corporation

By:
Name: William H. Burns, Jr.
Title: President and Chief Executive Officer

Appendix D

CERTIFICATE OF INCORPORATION
OF
MINRAD INTERNATIONAL, INC.
________________________________
 Under Section 102 of the General
Corporation Law of the State of Delaware

        1.     The name of the Corporation is MINRAD INTERNATIONAL, INC.

        2.     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

        3.     The purposes of the Corporation are to engage in any lawful act or activities for which Corporations may be organized under the General Corporation Law of the State of Delaware.

        4.     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred stock having a par value of $.25 per share (the "Preferred Stock"). The Preferred Stock shall be designated blank check preferred stock.

        5.     The Preferred Stock is to be issued in one or more series, from time to time, with each such series to have such designations, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the creation of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.

        6.     The name and mailing address of the sole incorporator are Chantel M. Burns, c/o Hodgson Russ LLP, One M&T Plaza, Suite 2000, Buffalo, New York 14203.

        7.     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

        8.     Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

        9.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        10.     To the extent permitted by the General Corporation Law of the State of Delaware (or any statute succeeding such law), as such law now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director occurring during the time this Paragraph 10 is in effect.

        THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein are true and, accordingly, has hereunto set her hand this 15th day of March, 2005.

/s/ Chantel M. Burns

Chantel M. Burns, Sole Incorporator

Appendix E

BY-LAWS
OF
MINRAD INTERNATIONAL, INC.
(A DELAWARE CORPORATION)

Article 1
STOCKHOLDERS

        Section 1.1 ANNUAL MEETINGS. The annual meeting (the "Annual Meeting of Stockholders") of the holders of such classes or series of capital stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (the "Certificate of Incorporation") of Minrad International, Inc. (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as may be designated by resolution of the Board of Directors or, in the event that no such date is so designated, on the first Thursday in May of each year, at such hour (within ordinary business hours) as shall be stated in the notice of the meeting. If the day so designated shall be a legal holiday, then such meeting shall be held on the next succeeding business day. Each Annual Meeting of Stockholders shall be held at such place, within or without the State of Delaware, as shall be determined by the Board of Directors.

        The Annual Meeting of Stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation, to extend the period of time for the solicitation of proxies) from time to time and place to place until such presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

        At the Annual Meeting of Stockholders, the only business which shall be conducted thereat shall be that which shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement or addendum thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise brought before the meeting by a stockholder in the manner prescribed immediately below. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have delivered timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the [number] [day] in [month] of the current year); PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholder must be received not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or public disclosure thereof was otherwise made.

        A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be transacted, (b) the name and address, as they appear on the Corporation's most recent stockholder lists, of the stockholder proposing such proposal, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Any stockholder who desires to propose any matter at an annual meeting shall, in addition to the aforementioned requirements described in clauses (a) through (d), comply in all material respects with the content and procedural requirements of Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), irrespective of whether the Corporation is then subject to such Rule or said Exchange Act. In addition, if the stockholder's ownership of shares of the Corporation, as set forth in the notice, is solely beneficial (and not of record) documentary evidence satisfactory to the Corporation of such ownership must accompany the notice in order for such notice to be considered validly and timely received.

        Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.1. The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

        Section 1.2 SPECIAL MEETINGS. Special Meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

        Section 1.3 NOTICE OF MEETINGS. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state with reasonable specificity the purpose or purposes for which the meeting is to be held and the business proposed to be transacted thereat.

        Section 1.4 STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

        Section 1.5 QUORUM. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal from the meeting of any stockholder.

        Section 1.6 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

        Section 1.7 VOTING; PROXIES; REQUIRED VOTE. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed by applicable law or pursuant to these By-laws in respect of each matter properly presented to the meeting. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

        Section 1.8 INSPECTORS. The Board of Directors may, in advance of any meeting, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting, the existence of a quorum and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

        Section 1.9 ACTION BY WRITTEN CONSENT.

                (a) Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereto were present and voted.

                (b) In order that the Corporation's stockholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the stockholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(k) promulgated under the Exchange Act) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons. For purposes of this Section 1.9, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation's stockholders.

        Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Stockholders"), or (iii) to a proxy solicitor other agent designated by the Corporation or the Soliciting Stockholders.

        Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Section 1.9, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 228(c) of the Delaware General Corporation Law, whether prior or subsequent to the date of the adoption of this Section 1.9, then this Section 1.9, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

                (c) Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary may engage independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

        If independent inspectors of elections are appointed, consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholder or their representatives or any other entity. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or (ii) a written request therefor by the Corporation or the Soliciting Stockholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-Laws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

        Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

                (d) The Corporation shall given prompt notice to the stockholders of the results of any consent solicitation or the taking of any corporate action without a meeting and by less than unanimous written consent.

Article 2
BOARD OF DIRECTORS

        Section 2.1 GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

        Section 2.2 QUALIFICATION; NUMBER; TERM; REMUNERATION.

                (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be no fewer than one (1) and no more than twelve (12), or such other number as may be fixed from time to time by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

                (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 2.3 NOMINATION OF DIRECTORS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or, to the extent permitted by this Section 2.3, by any holder of record of capital stock of the Corporation entitled to vote generally in the election of directors. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors only in accordance with the procedures specified in the next sentence, and only if written notice of such stockholder's intent to make such nomination or nominations has been received, either by hand delivery or by United States mail, postage prepaid, by the Secretary of the Corporation not later than (i) with respect to an election to be held at the Annual Meeting of Stockholders, not less than 90 calendar days prior to the anniversary date of the date of the immediately preceding annual meeting (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the first Thursday in May of the current year), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth calendar day following the date on which notice of such meeting is first delivered to stockholders. Each such notice from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Exchange Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        Section 2.4 QUORUM AND MANNER OF VOTING. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 2.5 PLACES OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

        Section 2.6 ANNUAL MEETING. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

        Section 2.7 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

        Section 2.8 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.

        Section 2.9 NOTICE OF MEETINGS. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

        Section 2.10 ORGANIZATION. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

        Section 2.11 RESIGNATION AND REMOVAL. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any director may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

        Section 2.12 VACANCIES. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until their successors are elected and qualified.

        Section 2.13 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Article 3
INDEMNIFICATION

        Section 3.1 INDEMNIFICATION. (a) The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

        Section 3.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 3.3 INDEMNIFICATION AGAINST EXPENSES. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 3.1 and 3.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 3.4 BOARD DETERMINATIONS. Any indemnification under Sections 3.1 and 3.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 3.1 and 3.2 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 3.5 ADVANCEMENT OF EXPENSES. Expenses including attorneys' fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or in this section. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

        Section 3.6 NONEXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 3.7 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this section.

        Section 3.8 CERTAIN DEFINITIONS. For purposes of this Article 3, (a) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

        Section 3.9 CHANGE IN GOVERNING LAW. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the Corporation shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto and in the manner prescribed thereby.

Article 4
COMMITTEES

        Section 4.1 APPOINTMENT. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

        Section 4.2 PROCEDURES, QUORUM AND MANNER OF ACTING. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

        ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

        Section 4.3 AUDIT COMMITTEE. The Board of Directors, by resolution, shall appoint from its members an Audit Committee consisting of at least three directors, each of which shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee shall:

                (a) Prior to each Annual Meeting of Stockholders, submit a recommendation in writing to the Board of Directors for the selection of independent public accountants to be appointed by the Board of Directors in advance of the Annual Meeting of Stockholders, subject to ratification or rejection by the stockholders at such meeting;

                (b) Consult, at least annually, with the independent public accountants with regard to the proposed plan of audit and from time to time consult privately with them and also with the internal auditor and the principal accounting officer with regard to the adequacy of internal controls;

                (c) Upon completion of the report of audit by the independent public accountants and before the date of the Annual Meeting of Stockholders, (i) review the financial statements of the Corporation, and (ii) meet with the independent public accountants and review with them the results of their audit and any recommendations made to the management; and

                (d) Periodically, but at least annually, review the terms of all material transactions and arrangements entered into between the Corporation and its affiliates and subsidiaries.

        Section 4.4 TERM; TERMINATION. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

Article 5
OFFICERS

        Section 5.1 ELECTION AND QUALIFICATIONS. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President and a Secretary, and may include, by election or appointment, a Chief Financial Officer, a Chief Operating Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Controller, a Treasurer and such Assistant Secretaries, Assistant Controllers and Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.

        Section 5.2 TERM OF OFFICE AND REMUNERATION. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

        Section 5.3 RESIGNATION; REMOVAL. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

        Section 5.4 CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board of Directors, as such, shall not be an officer of the Corporation.

        Section 5.5 PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 5.1; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

        Section 5.6 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall in general have all duties incident to such position, including, without limitation, the organization and review of all accounting, tax and related financial matters involving the Corporation, the implementation of appropriate Corporation financial controls and procedures, and the supervision and assignment of the duties of all other financial officers and personnel employed by the Corporation, and shall have such other duties as may be assigned by the Board of Directors or the President.

        Section 5.7 CHIEF OPERATING OFFICER. The Chief Operating Officer shall in general have all duties incident to such position, including, without limitation, the responsibility for the day-to-day operations, management and activity of the Corporation, and shall have such other duties as may be assigned by the Board of Directors or the President.

        Section 5.8 VICE-PRESIDENT. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

        Section 5.9 TREASURER. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

        Section 5.10 SECRETARY. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

        Section 5.11 CONTROLLER. The Controller shall in general have all the duties incident to the office of Controller and such other duties as may be assigned by the Board of Directors or the Chief Financial Officer.

        Section 5.12 ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

Article 6
BOOKS AND RECORDS

        Section 6.1 LOCATION. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary or by the transfer agent or registrar as shall be designated by the Board of Directors.

        Section 6.2 ADDRESSES OF STOCKHOLDERS. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

        Section 6.3 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

                (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article 7
CERTIFICATES REPRESENTING STOCK

        Section 7.1 CERTIFICATES; SIGNATURES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

        Section 7.2 TRANSFERS OF STOCK. Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, including, without limitation, restrictions set forth in the Certificate of Incorporation, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney or legal representative, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 7.5, if applicable), properly endorsed, and the payment of all taxes due thereon. Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 7.5, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 7.3 OWNERSHIP OF SHARES. The Corporation shall be entitled to treat the holder of record of any shares or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

        Section 7.4 FRACTIONAL SHARES. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

        The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

        Section 7.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Article 8
DIVIDENDS

        Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article 9
RATIFICATION

        Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Article 10
CORPORATE SEAL

        The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

FISCAL YEAR

        The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

Article 11
WAIVER OF NOTICE

        Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Article 12
BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

        Section 12.1 BANK ACCOUNTS AND DRAFTS. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

        Section 12.2 CONTRACTS. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

        Section 12.3 PROXIES; POWERS OF ATTORNEY; OTHER INSTRUMENTS. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

        Section 12.4 FINANCIAL REPORTS. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

Article 13
AMENDMENTS

        The Board of Directors shall have power to alter, adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, adoption, amendment or repeal shall have been stated in the notice of such meeting, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

Appendix F

NEVADA REVISED STATUTES

DISSENTERS' RIGHTS STATUTES

NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

1. A stockholder to whom a dissenter's notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

MINRAD INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS - APRIL 21, 2005
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William H. Burns, Jr. and Bill Bednarski, or either one of them, with full power of substitution, as proxy or proxies of the undersigned for the Annual Meeting of Stockholders of Minrad International, Inc. (the "Company") to be held on April 21, 2005 at 4:00 p.m. local time, at The Mansion, 414 Delaware Avenue, Buffalo, New York  14202, Buffalo, New York, and at any adjournment thereof, there to vote all shares of common stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MINRAD INTERNATIONAL, INC.

April 21, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible or fax your
voting card to 716-855-1078
Attention  Barrie Carmel

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE [X]

			FOR	AGAINST	ABSTAIN
1.  ELECTION OF DIRECTORS.  To elect the following seven (7) persons to our Board of Directors to serve until the 2006 Annual Meeting of Stockholders
and until their successors are elected and have qualified:		2. Approval of the adoption of our 2005 Directors Compensation Plan.	[ ]	[ ]	[ ]
	NOMINEES:	3. Approval of the reincorporation of the Company from the State of Nevada to the State of Delaware.	[ ]	[ ]	[ ]
[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	( ) William H. Burns, Jr. ( ) David DiGiacinto ( ) David Donaldson ( ) Donald Farley ( ) Duane Hopper ( ) Robert Lifeso ( ) John Rousseau	4. Ratification of the appointment of Freed Maxick Battaglia CPAs, P.C. as the independent auditor for the Company for 2005.	[ ]	[ ]	[ ]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]		NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder_________________________________ Date: ______________ Signature of Stockholder_________________________________ Date: ______________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.